UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2015

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard
North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 4, 2015, The ExOne Company, a Delaware corporation (the “Company”), held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) in Pittsburgh, Pennsylvania. A total of 11,480,860 of the Company’s shares of Common Stock were present or represented by proxy at the Annual Meeting, representing approximately 79.09% of the Company’s shares of Common Stock that were outstanding and entitled to vote at the Annual Meeting.

The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for a one-year term expiring at the 2015 Annual Meeting of Stockholders.

Director Name	For	Against	Abstained*	Broker Non- Votes*	Percentage of Votes Cast in Favor
S. Kent Rockwell	5,588,109	87,184	71,250	5,734,317	98.46%
John Irvin	5,569,687	105,704	71,152	5,734,317	98.13%
Raymond J. Kilmer	5,217,079	437,824	91,640	5,734,317	92.25%
Victor Sellier	5,220,007	434,810	91,725	5,734,318	92.31%
Lloyd A. Semple	5,545,461	109,140	91,941	5,734,318	98.06%
William F. Strome	5,565,437	90,250	98,856	5,734,317	98.40%
Bonnie K. Wachtel	5,219,954	438,004	89,484	5,733,418	92.25%

*	Abstentions and broker non-votes are not counted in determining the number of votes with respect to Proposal 1 and, therefore, did not affect the outcome of the voting on the Proposal.

Proposal 2: Baker Tilly Virchow Krause, LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For: 10,776,305
Against: 399,194
Abstained**: 305,361
Broker Non-Votes**: 0
Percentage of Votes Cast in Favor: 93.86%

**	Abstentions are counted towards the vote total for Proposal 2 and have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast, they did not affect the outcome of the voting on the Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EXONE COMPANY

By:	/s/ Brian W. Smith
Brian W. Smith
Chief Financial Officer

Dated: May 8, 2015